Exhibit 23.1

KPMG LLP
Suite 900
8350 Broad Street
Mclean, VA 22102

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Condor Hospitality Trust, Inc.

We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading 'Experts' in the prospectus.

/s/ KPMG LLP

McLean, Virginia
December 7, 2020